Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Coral Gold Resources Ltd. (the "Company") on Form 20-F for the year ended January 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Matt Wayrynen, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 22, 2005         /s/ Matt Wayrynen
                                                                                                                                            Matt Wayrynen, Chief Executive Officer
                                            (Principal Executive and Financial Officer)